EXHIBIT 10.27

                     EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is dated as of January 26, 1995 by and between James D. Lee (the "Employee") and J. BAKER, INC., a Massachusetts corporation together with any subsidiaries of the Company (the
"Company").

     WHEREAS, the Employee and the Company desire to set forth in writing the terms and conditions of the Employee's employment agreement with the Company from the date hereof;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Employment. Under and subject to the terms and conditions set forth herein, the Company hereby agrees to employ the Employee during the Term (as defined in Section 6 hereof) as its Executive Vice President and President of its Licensed Discount Footwear division and/or in such other senior executive management position(s) with the Company, or any parent or subsidiary of the Company, as the Board of Directors of the Company (the "Board") may determine from time to time, and the Employee hereby accepts such employment.

     2. Duties. The Employee agrees, during the Term and any extension of the Term, faithfully to perform for the Company, such duties as may be assigned to him from time to time by the Company. The Employee further agrees to devote his entire business time, attention and energies exclusively to such employment and to conform to the rules, regulations, instructions, personnel practices and policies of the Company and its subsidiaries, as existing and amended from time to time. The Employee may be required to relocate his principal residence only to an area in which the Company or a subsidiary of the Company has or determines to have significant operations.

     3.   Compensation.

     (a)  Base Salary.   The Company shall pay the Employee during
the Term an annual base salary of not less than $225,000, payable no less often than monthly, in equal installments.

     (b) Cash Incentive Compensation. In addition to his annual base salary as determined pursuant to Section 3(a), the Company shall pay to the Employee a guaranteed bonus payment (the "Guaranteed Bonus Payment") equal to $50,000 per year for the first two years of his employment. For the Incentive Plan year ending January 28, 1995, such payments shall be pro rated from July 11, 1994, the Employee's date of hire. For the Incentive Plan Year commencing January 29, 1995 and ending on February 3, 1996, the Employee will be paid the full amount of the Guaranteed Bonus. For the Incentive Plan Year commencing February 4, 1996, such Guaranteed Bonus payments shall be pro rated until July 11 of such year. Guaranteed Bonus payments will be made to the Employee semi-annually provided the Employee remains employed through the Company's applicable fiscal year and is still employed on the payment date of the Guaranteed Bonus Payment. During the Term, the Employee shall also be paid such amounts, if any, to which the Employee is entitled, as an officer of the Company, under the Company's Cash Incentive Plan (the "Incentive Plan") participating at award opportunity level C, as from time to time such Incentive Plan may be amended; provided, however that any amounts to which the Employee is entitled under the Incentive Plan with respect to the fiscal years ending January 28, 1995, February 3, 1996 and February 1, 1997 shall be reduced by the amount of the Guaranteed Bonus Payment received by the Employee for such fiscal year.

     4.   Other Benefits.

          (a) Fringe Benefits. The Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to management generally and in any event shall be entitled to receive benefits at least substantially comparable to those provided pursuant to the present practices of the Company and its subsidiaries.

          (b) Paid Vacations. The Employee shall be entitled to an annual paid vacation of three weeks in each calendar year, to be taken at such time or times as the Employee and the Company shall mutually agree, provided, however, that no more than two weeks shall be taken during any three month period unless otherwise agreed upon by the Company's Chief Executive Officer.

     5. Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other business expenses incurred or paid by the Employee in performing his duties under this Agreement upon presentation by the Employee of expense statements or vouchers and such other supporting information as the Company may from time to time request, provided, however, that the amount available for such expenses may be fixed in advance by the Board after consultation with the Employee. The Company shall also pay or reimburse the reasonable relocation expenses of the Employee (consistent with the present policies of the Company) in connection with a relocation of the Employee's principal residence outside of the greater Boston area required by the Company pursuant to Section 2 hereof.

     6. Effective Date and Term. This Agreement shall become effective as of the date hereof and the Employee's employment under this Agreement shall commence on such date and, unless sooner terminated as provided herein or extended, shall continue for a term (the "Term") ending on January 26, 1997. The Employee and the Company have obligations hereunder extending past the Term.

     7.   Noncompetition.

          (a) During the Employee's employment under this Agreement or otherwise and for a period of two years after the date of termination of such employment (the "Termination Date"), the Employee will not, without the express written consent of the Company, anywhere in the United States or any territory or possession thereof or in any foreign country in which the Company was active as of the Termination Date: (i) compete with the Company or any other entity directly or indirectly controlled by the Company (each an "Affiliate"), in the Company's Business (as defined in Section 7(c) hereof); or (ii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company or an Affiliate and any person or business that was a customer, supplier, lessor, licensor, manufacturer, contractor, designer or employee of the Company or such Affiliate on the Termination Date or within two years prior to the Termination Date.

          (b) The term "compete" as used in this Section 7 means directly or indirectly, or by association with any entity or business, either as a proprietor, partner, employee, agent, consultant, director, officer, shareholder (provided that the Employee may make passive investments in competitive enterprises the shares of which are listed on a national securities exchange if the Employee at no time owns directly or indirectly more than 2% of the outstanding equity ownership of such enterprise) or in any other capacity or manner (i) to solicit, hire, purchase from, sell to, rent from, or otherwise conduct business related to the Company's Business with any party that is a customer or supplier of the Company or an Affiliate or (ii) operate any retail store or leased footwear department ("Leased Department") which sells products related to the Company's Business (as defined in Section 7(c) hereof).

          (c)  The term "Company's Business" as used in this
Section 7 means the operation of any of the following specialty retail businesses, as a principal business unit, either alone or in combination: (i) Leased Departments in discount or mass merchandising department stores; (ii) retail stores offering discount or "off price" women's footwear; (iii) retail stores offering discount or "off price" family footwear; (iv) retail stores offering casual clothing for "Big and Tall" men; or (v) retail stores offering primarily work related clothing and uniforms for medical and laboratory purposes or the mail order catalog sales thereof. The term shall also include any additional specialty retail businesses which the Company may acquire subsequent to the date hereof and which are operated as principal business units of the Company on the Termination Date.

          (d) The term "supplier" as used in this Section 7 shall mean any party or affiliate of a party from which, on the Termination Date or within two years prior to the Termination Date, the Company or an Affiliate purchased products sold by the Company or an Affiliate or was in contact or actively planning to contact in connection with the purchase of products sold by the Company or an Affiliate on or before the Termination Date or which the Company or an Affiliate was contemplating the sale of at some time after the Termination Date.

          (e) The term "customer" as used in this Section 7 shall mean any party or affiliate of a party, that on the Termination Date or within two years prior to the Termination Date, was a wholesale vendee or prospective wholesale vendee of the Company or an Affiliate or in connection with whose business the Company or an Affiliate operated a Leased Department, a retail store for the sale of discount or "off price" women's footwear, discount or "off price" family footwear, casual clothing for "Big and Tall" men, work related clothing and uniforms for medical and laboratory purposes or any other specialty retail business which the Company operated as a principal business unit on the Termination Date, had contacted in connection with the potential operation of such businesses within two years prior to the Termination Date or which the Company or an Affiliate was actively planning to contact in connection with the potential operation of any such businesses on the Termination Date.

     8. Confidential Information. The Employee will never use for his own advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company, any Affiliate or any of their respective customers, suppliers, landlords, licensors or licensees. Upon termination of the Employee's employment, the Employee will surrender and deliver to the Company all documents and information of every kind relating to or connected with the Company and Affiliates and their respective businesses, customers, suppliers, landlords, licensors and licensees.

     9.   Termination.

          (a) Death. In any event of the death of the Employee during the Term, his employment shall terminate and the Company shall pay to the Employee's surviving spouse, or to the Employee's estate if their is no surviving spouse, (i) the Employee's base salary for one year from the date of death, and (ii) amounts under the Incentive Plan, if any, payable with respect to the fiscal year in which his death occurs which otherwise would have been paid to the Employee on the basis of the results for such fiscal year, prorated to the date of his death. Upon the death of the Employee, the rights of the Employee's surviving spouse or estate hereunder, as the case may be, shall be limited solely to the benefits set forth in this Section 9(a).

          (b) Disability. In the event that the Employee shall become disabled (as hereinafter defined) during the Term, the Company shall have the right to terminate the Employee's employment upon written notice, provided, however, that in such event the Company shall (i) continue to pay the Employee's base salary for one year from the date such termination occurs, and (ii) pay to the Employee amounts under the Incentive Plan, if any, which otherwise would have been paid to the Employee on the basis of the results for the fiscal year in which such termination occurs, prorated to the date of such termination. For purposes of this Agreement, the Employee shall be considered disabled on the date when any physical or mental illness or other incapacity shall, in the judgment of a majority of the members of the Board, after consulting with or being advised by one or more physicians (it being understood that one of such physicians may be the Employee's physician but that the Board shall not be bound by his views), have prevented the performance in a manner reasonably satisfactory to the Company of the Employees duties under this Agreement for a period of six consecutive months.

          (c) For Cause. The Company may by notice terminate the Employee's employment at any time for cause, which shall mean (i) failure by the Employee to cure a material breach of this Agreement within 15 days after written notice thereof by the Company, (ii) the continuation after notice by the Company of willful misconduct by the Employee in the performance of the Employee's duties hereunder or (iii) the commission by the Employee of an act constituting a felony. In such event all obligations of the Company hereunder shall thereupon terminate, including the obligation to pay any amounts under the Incentive Plan with respect to the fiscal year in which such termination occurs, but the Employee shall be entitled to receive any accrued salary and other amounts under the Incentive Plan accrued with respect to any prior fiscal years.

     10.  Approval of Board.  The Company represents that this
Agreement has been duly approved by the Board and is in all respects valid and binding upon the Company.

     11. Key Person Insurance. The Employee agrees to take such actions as may be reasonably required to permit the Company to maintain key person life insurance on the Employee's life in such amounts and for such periods of time, if any, as the Company deems appropriate, with all benefits being payable to the Company. Upon payment by the Employee of the cash surrender value, if any, of any such policy and any paid but unearned premiums for such policy, the Company will assign such policy to the Employee upon termination (other than because of the Employee's death) of the Employee's employment with the Company, provided, however, that, in the event the Employee's employment is terminated by reason of the disability of the Employee and the death of the Employee may reasonably be expected within one year after such termination as a result of such disability, the Company shall not be required to assign any such policy.

     12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and received when actually delivered, one business day after dispatch by telegraphic means, two business days after dispatch by recognized overnight delivery service, or five days after mailing by certified or registered mail with proper postage affixed, return receipt requested and addressed as follows (or to such other address as a party entitled to receive notice hereunder may have designated by notice pursuant to this Section
12):

          (a)  If to the Company:

               J. Baker, Inc.
               555 Turnpike Street
               Canton, Massachusetts 02021
               Attention: President

          (b)  If to the Employee:

               James D. Lee
               90 Far Reach Road
               Westwood, MA  02090

     13. Severability. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

     14. Applicable Law. This Agreement shall be interpreted and construed in accordance with, and shall be governed by, the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

     15. Assignment. Neither of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, provided, however, that in the event that the Company sells all or substantially all of its assets the Company may assign its rights and transfer its obligations hereunder to the purchaser of such assets. A merger of the Company with or into another corporation shall be deemed not to be an assignment of this Agreement, and, in any such event, this Agreement shall inure to the benefit of and be binding upon the surviving corporation and the Employee. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, heirs, administrators, executors, personal representatives and assigns.

     16. Headings. This section and paragraph headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     17. Remedies. It is specifically understood and agreed that any breach of the provisions of Section 7 or 8 of this Agreement is likely to result in irreparable injury to the Company, that damages at law will be inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of said Sections and to seek both temporary and permanent injunctive relief therefor without the necessity of proving actual damages.

     18. Waiver of Breach. Any waiver by either the Company or the Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     19. Amendment of Agreement. This Agreement may be altered, amended or modified, in whole or in part, only by a writing signed by both the Employee and the Company.

     20. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements with respect to such subject matter between the parties.

     Intending to be legally bound, the Company and the Employee have signed this Agreement as if under seal as of the date set forth at the head of the first page.


                              J. BAKER, INC.

                              /s/ Jerry M. Socol
                              ----------------------
                              Jerry M. Socol
                              President


                              /s/ James D. Lee
                              -----------------------
                              James D. Lee